For the period ended April 30, 2001
File number 811-3881
Prudential World Fund, Inc.


SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

	Annual and Special Meetings of Shareholders of
Prudential World Fund, Inc. - Prudential Global Growth
Fund, Prudential International Value Fund and Prudential
Jennison International Growth Fund were held on March
28th, April 25th and May 24th, 2001. At these meetings the shareholders of the Fund approved the following resolutions:

1.  For Prudential Global Growth Fund, a series of
Prudential World Fund, Inc., to approve a new subadvisory agreement between PIFM and Jennison
Associates LLC.
2.  For Prudential International Value Fund, a series of
Prudential World Fund, Inc., to approve a new subadvisory agreement between PIFM and Bank of Ireland Asset Management (U.S.) Limited.
3. For all Funds, to permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.
4. For all Funds, to approve an amendment to the Management Agreement to permit PIFM to allocate assets among affiliated and unaffiliated subadvisers.
5. For all Funds, as applicable, to approve changes to certain of a Fund's fundamental investment restrictions or policies, relating to the following: (a) fund diversification (b) issuing senior securities, borrowing money or pledging assets (c) buying and selling real estate (d) buying and selling commodities and commodity contracts (e) fund concentration (f) making loans (g) other investment restrictions relating to investing for control, investing in securities of other investment companies and, for Prudential International Value Fund and Prudential
Global Growth Fund only, purchasing warrants.

The voting was as follows:

						Votes
For		Votes Against

(1)
	21,074,940		492,724
(2)
	17,316,139		96,159
(3) Global Growth
	15,436,792		1,412,825
      International Value
	14,839,110		390,371
      Jennison International Growth
	11,369,445		1,377,254
(4)  Global Growth
	20,478,767		1,023,401
      International Value
	17,172,720		231,391
     Jennison International Growth
	15,075,608		1,003,412
(5) Global Growth
	a.
	16,215,131		681,992
	b.
	15,776,462		1,061,313
	c.
	15,943,272		917,088
	d.
	154,766,998		1,051,340
	e.
	16,118,618		657,402
	f.
	15,781,107		1,046,398
	g.
	15,848,487		822,746

						Votes
For		Votes Against

     International Value
	a.
	15,087,730		149,347
	b.
	14,989,799		236,828
	c.
	15,059,442		184,549
	d.
	15,000,747		235,310
	e.
	15,023,702		157,820
	f.
	14,973,814		256,750
g.
	14,964,784		219,591
      Jennison International Growth
	a.
	11,925,548		804,083
	b.
	11,640,511		1,039,479
	c.
	11,799,519		891,576
	d.
	11,698,560		1,008,706
	e.
	11,720,180		951,008
	f.
	11,527,211		1,175,888
	g.
	11,552,167		1,092,173


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